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                                                                  EXHIBIT 10.47

                            [VISION TWENTY-ONE LOGO]
                               VISION TWENTY-ONE
                           A Different Point Of View.

                                    EYE CARE
                               PROVIDER AGREEMENT


THIS EYE CARE PROVIDER AGREEMENT is made and entered into as of __________
(the "Effective Date") by and between Vision Twenty-One Managed Eye Care, Inc., a Florida corporation (Vision Twenty-One), and __________________________, a __________________________________ ("Provider").


                              W I T N E S S E T H:

         WHEREAS, Vision Twenty-One markets its managed care services to and negotiates agreements with purchasers and providers of such services, including various health maintenance organizations (HMOs), preferred provider organizations (PPOs) and other third party payers; and

         WHEREAS, Provider is in the business of providing care to patients through its staff of professional employees and independent contractors who are licensed or otherwise authorized to provide such Eye Care Services; and

         WHEREAS, Vision Twenty-One desires to engage the services of Provider, and Provider desires to be so engaged, to provide services (as hereinafter defined) to persons subscribing with, enrolling in, or otherwise contracting with all HMOs, PPOs and other health care providers and third party payers with which Vision Twenty-One Managed Eye Care, Inc. and/or Visionworks, Inc. contracts such services to be provided under the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the promises, which shall be deemed to be an integral part of this Agreement and not mere recitals hereto, the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1.  DEFINITIONS.

Whenever used in this Agreement, the following terms shall have the meanings indicated unless the context requires otherwise:

1.1 "Payment Schedule" means the schedule of payments that Provider has agreed to accept (if identified in Exhibit A)as compensation for providing services to Enrollees, the initial schedule (which is subject to change as provided in this Agreement) being set forth in Exhibit A to this Agreement.

1.2 "Emergency" means an illness or accident in which the onset of symptoms is both sudden and so severe as to require immediate professional treatment. An "Emergency" includes a medical emergency of a life-threatening nature or when serious impairment of functions would result if treatment were not rendered immediately.

1.3 "Enrollee" means any individual eligible for Eye Care benefits pursuant to an Enrollee Contract (as hereinafter defined).

1.4 "Eye Care Provider" means a professional employee or independent contractor of Provider who is licensed or otherwise authorized to provide Eye Care Services on behalf of Provider.
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1.5 "Eye Care Services" means Medically Appropriate outpatient and inpatient treatment for services for the diagnosis and treatment of ocular disorders. The specific Eye Care Services to be provided, and the conditions under which such services may be provided, shall be specified pursuant to each Enrollee's applicable Enrollee Contract, and those services may be varied pursuant to specific provisions contained in such Enrollee Contract.

1.6 "Geographic Area" means the Counties or zip code areas set forth in Exhibit
B.

1.7 "Medically Appropriate" means medical and surgical eye care services or supplies which are appropriate and necessary for the symptoms, diagnosis or treatment of an injury or disease and which are: (i) provided for the diagnosis or direct care and treatment of the injury or disease; (ii) within customary standards of medical practice within the organized medical community; (iii) not primarily for the convenience of the Enrollee or of the provider of such services or supplies; and (iv) an appropriate supply or level of service needed to provide safe and adequate care.

1.8 "Other Health Services" means health care services and supplies other than Eye Care Services.

1.9 "Participating Affiliated Provider" means any licensed general or specialty hospital, or any other facility authorized under applicable state law to provide services, which has entered into an agreement with the network to provide medical services to Enrollees and is designated as such from time to time by the network to Provider.

1.10 "Enrollee Contract" means either the agreement entered into by a Plan and employees or an agreement entered into by a Plan and enrollees or subscribers, each of which sets forth covered benefits and eligibility requirements for Enrollees.

1.11 "Physician" means any individual licensed to practice optometry or ophthalmology in the State of ___________ per chapters _____________ of the _________________ Statute.

1.12 Plan" means any HMO, PPO or other health care provider or third party payer with which Vision Twenty-One forms a relationship and so notifies Provider of such relationship.

1.13 "Plan Employee" means any individual designated to Vision Twenty-One, and thereafter designated by Vision Twenty-One to Provider, as a full-time employee of any Plan.

1.14 "Plan Physician" means a Physician employed by a specific Plan, or under contract to a specific Plan as an independent contractor, designated as such from time to time to Vision Twenty-One, and thereafter designated by Vision Twenty-One to Provider.

1.15 "QA/UR Program" means the quality assessment and utilization review program, all case management services, policies and procedures, clinical protocols, and any internal or external peer review system developed, established and administered by Vision Twenty-One or as otherwise authorized by Vision Twenty-One.

1.16 "Consultation Form" document to request referrals for services beyond Provider's scope of services.

1.17 "Third Party Management Services Agreement" means agreement by which Vision Twenty-One would handle the billing and collection administration for Provider.

2.  RESPONSIBILITIES OF PROVIDER.

2.1 Engagement; Scope of Services. Vision Twenty-One hereby engages Provider, and Provider hereby agrees, to provide services to Enrollees upon receipt of authorization from Vision Twenty-One. Such authorization from Vision Twenty-One shall be according to QA/UR program guidelines which have been delivered to Provider. In addition, the following conditions shall apply:

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2.1.1 Except in an Emergency, any services which involve inpatient services will be provided at a Participating Affiliated Provider, unless use of a nonaffiliated entity is approved in advance by the Plan.

2.1.2 If: (a) an Enrollee is referred to Provider for Eye Care Services that are outside the normal scope of Provider's existing Eye Care practice or that Provider is reasonably unwilling or unable to provide or to continue providing, or (b) if an Enrollee requests that Provider cease providing Eye Care Services, then Provider shall notify Vision Twenty-One of Provider's inability or unwillingness to provide the authorized Eye Care Services, or treatment, as the case may be. In that event, Vision Twenty-One shall have the right to substitute or replace Provider with another qualified professional who shall render the authorized Eye Care Services.

2.1.3 Provider shall provide Eye Care Services to Enrollees in the same physical setting and according to the same schedules and in the same manner as such services are customarily provided to other similarly situated patients. Provider shall not differentiate or discriminate in the treatment of Enrollees either in quantity or cost of services rendered, or in any other manner, on the basis of race, sex, age, religion, place of residence, health status, or source of payment for services rendered.

2.1.4 All services provided by the Provider shall be provided by professional personnel and at physical facilities in compliance with any applicable standard of medical practice, including any rule or regulation of any state or federal administrative agency, department or other pertinent governing or advisory body having the authority to set standards for physicians. Additionally, Provider shall perform all medical services in conformance with the standards for his specialty as established by the local medical community.

2.2 Emergency Services. Notwithstanding any provision of this Section 2 to the contrary, Eye Care Services shall be provided to Enrollees without prior authorization from Vision Twenty-One for such services if, in the opinion of the attending Eye Care Provider, an Emergency exists. In the event Eye Care Services are rendered in an Emergency, Provider agrees that consultation with Vision Twenty-One or, with Vision Twenty-One's approval, a Plan Physician (or other Plan Employee to which Provider is referred by such Plan) shall be undertaken as soon as medically reasonable, and no further Eye Care Services shall be rendered without authorization from Vision Twenty-One for such treatment in accordance with the provisions of paragraph 2.1 above.

2.3 Referrals for Other Health Services. In the event that any Enrollee referred to Provider for Eye Care Services is in need of Other Health Services, Provider shall refer the Enrollee only to the network, or to the Plan Physician (or such other Plan Employee to which Provider is referred by such Plan) and Provider shall notify Vision Twenty-One of such action in writing. Provider shall have no right or responsibility to refer the Enrollee to any other Physician or other health care provider for such Other Health Services. In the event that Provider makes any unauthorized referral of an Enrollee for Other Health Services, Provider shall be solely responsible, and shall reimburse Vision Twenty-One for any charges, losses, or claims incurred by Vision Twenty-One or the applicable Plan for medical treatment rendered as the result of such unauthorized referral.

2.4 Services to Plan Employees. Provider hereby further agrees to provide Eye Care Services to any Plan Employee and his or her covered dependent(s) under any applicable employee benefit program maintained by a Plan upon receipt of an authorization for such services from Vision Twenty-One. If so specified by the applicable Plan, and upon notice to Provider of same from Vision Twenty-One, a Plan Employee and his or her covered dependent(s) entitled to receive Eye Care Services under an applicable employee benefit program shall not be required to pay any co-payment otherwise required of Enrollees under any Enrollee Contract.


2.5 QA/UR Program. Provider shall cooperate with the QA/UR Program implemented by Vision Twenty-One with respect to Eye Care Services provided to Enrollees, and to comply with all final determinations rendered in accordance with the QA/UR Program.

2.6 Grievance Procedures. Provider agrees to notify Vision Twenty-One, and agrees to require all Eye Care Providers to notify Vision Twenty-One, upon receipt of any Enrollee complaint received by Provider or any Eye Care Provider. Provider agrees to cause its Eye Care Providers to cooperate with Vision Twenty-One and each Plan in the administration of the Enrollee grievance system, as the same may be set forth from time to time in any Enrollee Contract or any other information then provided to Provider by Vision Twenty-One.
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2.7 Licenses. Provider hereby agrees to maintain in good standing, and to cause its Eye Care Providers to maintain in good standing: (a) all licenses or other authorizations necessary to provide Eye Care Services pursuant to the provisions of this Agreement, and (b) all licenses or other authorizations required to participate in the Medicare program under Title XVIII of the Social Security Act. Provider shall make available to Vision Twenty-One upon request copies of the currently effective licenses or other authorizations, and Provider shall notify Vision Twenty-One of any change in the status of same.

2.8 Admission to Practice in Participating Affiliated Providers. Provider hereby agrees that, when appropriate and requested by Vision Twenty-One, Provider shall cause its Eye Care Providers to seek staff privileges in any Participating Affiliated Provider which serves the Geographic Area and which requires that providers be granted staff privileges prior to admitting patients to or treating patients in such Participating Affiliated Provider. Provider's failure to seek or maintain any such privilege shall constitute a breach of a material part of this Agreement.

2.9 Insurance: Provider and all physicians will at all times throughout the term of this Agreement maintain professional liability insurance with a carrier approved by Vision Twenty-One on a reasonable basis in an amount no less than $1,000,000.00 per occurrence and $3,000,000.00 in the aggregate. Moreover, in the event that any physician ceases to provide services hereunder, and upon the termination or expiration of this Agreement, Provider, and each physician whose insurance is "claims made" insurance rather than "occurrence" insurance will either (i) purchase "tail" coverage to continue the liability insurance coverage for the period during which the physician rendered services hereunder or (ii) continue in full force and effect the same level of liability insurance coverage on a claims made basis until the longest statute of limitations for professional liability for acts committed under this agreement has tolled (it is understood that the Statute of Limitations as to a minor does not begin running until they reach the age of majority). Provider shall also maintain general liability in these same amounts. Provider's insurance policy shall cover all professional personnel who do not maintain their own coverage. Provider and each physician will deliver to Vision Twenty-One at least annually in advance a certificate of insurance evidencing the required coverage, both during the term of this Agreement and thereafter. Upon execution of this Agreement, the Provider shall provide Vision Twenty-One with evidence of the existence and periods of coverage of the insurance required by this Section. The Provider shall immediately notify Vision Twenty-One of any cancellation of or changes in the insurance coverage required herein and shall provide a certificate of such insurance coverage to Vision Twenty-One upon reasonable request. Provider agrees to indemnify and hold Vision Twenty-One harmless from any claims and for all damages incurred by Vision Twenty-One, including attorneys' fees and costs, due to the failure of Provider, its employees or agents, to maintain, or require the maintenance of, the insurance required in this Section.

In addition to the above, Provider will notify Vision Twenty-One in writing immediately upon notification of any potential claim against Provider that is required to be made to Provider's insurance company and as to any patient or actual or potential DBPR complaint or investigation relating to an Enrollee.

2.10 Coverage. If the Provider is to be unavailable to provide Eye Care Services to Enrollees for whatever reason, including, but not limited to, illness or vacation, Provider shall arrange for another Participating Affiliated Provider to cover for Provider. In the case of an emergency, if the Provider must arrange for coverage and no other Participating Affiliated Provider is available, Provider may provide coverage through a physician who is not a Participating Affiliated Provider, if, prior to the beginning of such coverage, Provider obtains the express written consent of the President of Vision Twenty-One and the agreement of such covering physician to accept, as payment in full, the fees negotiated for Provider by Vision Twenty-One.

2.11 Vision Twenty-One Rules and Regulations. Provider shall comply with and be bound by all reasonable rules and regulations applicable to Provider as developed and established by Vision Twenty-One from time to time.

2.12 Vision Twenty-One Indemnification. Provider shall indemnify, defend and hold Vision Twenty-One, its officers, directors and employees harmless from and against, and in respect to, any and all claims or liabilities, including reasonable attorneys' fees and costs, that Vision Twenty-One, its officers, directors and employees shall incur of suffer, which arises our of, results from or relates to (i) any breach of, or failure by the Provider to perform any of its representations, warranties, covenants, guarantees or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Vision Twenty-One under this Agreement; and (ii) any claims arising from or allegedly arising from the negligence of Vision Twenty-One, or any of its agents, employees or representatives.
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3.  COMPENSATION FOR SERVICES: CHARGES TO ENROLLEES.

3.1 Compensation For Services. As compensation for its rendering of all authorized Eye Care Services to Enrollees, and for its rendering of all authorized Eye Care Services to Plan Employees pursuant to any applicable employee benefit program, Provider shall be paid according to Exhibit A. Payment shall be made by Vision Twenty-One to the Provider 45 (forty-five) days from receipt of an approved HCFA 1500, a consultation report if necessary and payment by the plan. If payment involves a billing to the plan, such billing will be administered by Vision Twenty-One under a separate Third Party Management Services Agreement.

3.2  Charges to Enrollees.

3.2.1 In accordance with the terms of each Enrollee Contract, an Enrollee may be required to make a co-payment, or to participate in the cost of care through a deductible, for authorized Eye Care Services rendered by Provider. Vision Twenty-One hereby agrees to notify Provider of the co-payments and any deductibles required under specific Enrollee Contracts, as well as any changes in co-payments or deductibles that may be made from time to time. Provider hereby agrees to use its best efforts to collect any required co-payment or deductible from each Enrollee, and Provider understands that neither Vision Twenty-One nor the applicable Plan shall be responsible for payment of any such amount that Provider fails or is unable to collect.

3.2.2 Provider hereby agrees that it will not, under any circumstances, including the bankruptcy or insolvency of Vision Twenty-One or any applicable Plan, bill or charge any Enrollee for any amount in excess of any authorized Eye Care Service rendered by Provider. Furthermore, Provider agrees that Provider will not bill or charge an Enrollee any amount for any treatment that is not an authorized Eye Care Service unless, prior to providing that treatment (except in the case of an Emergency), Provider has obtained the written consent of the applicable Enrollee.

3.2.3 If an Enrollee shall exhaust his or her benefits under any Enrollee Contract, or if the requested or required services are not authorized by Vision Twenty-One, then Provider may require the Enrollee to arrange for payment to be made directly to Provider, and such arrangements shall not constitute a breach of this Agreement.

4.  RESPONSIBILITIES OF VISION TWENTY-ONE.

4.1 Availability of Information. To facilitate Provider's ability to carry out its responsibilities under this Agreement to make provision for Eye Care Services only when such services are authorized by Vision Twenty-One upon the request of a Plan Physician (except in an Emergency), Vision Twenty-One shall provide the following information to Provider: (a) a current list of all Plan Physicians with authority to refer Enrollees for Eye Care Services, and updated lists as same become available; and (b) a list of eye care benefits to which Enrollees are entitled under applicable Enrollee Contract(s), and the conditions under which such services may be provided. Furthermore, to facilitate Provider's ability to recover all co-payments or deductibles to which it is entitled from Enrollees, Vision Twenty-One hereby agrees that it shall provide to Provider information regarding changes in required co-payments and deductibles under existing Enrollee Contracts and information regarding new Enrollee Contract or prior to the effective date of any new Enrollee Contract.

4.2 QA/UR Program. Vision Twenty-One has developed and utilizes the QA/UR Program in connection with fulfillment of its responsibilities to the Plans. Vision Twenty-One may amend the QA/UR Program as it deems necessary to carry out its functions.

4.3 Grievance Procedures. Vision Twenty-One shall develop and manage grievance procedures for the Enrollees of each Plan, which procedures may differ for each Plan, and such procedures may be modified from time to time by Vision Twenty-One. Vision Twenty-One shall notify Provider of the terms of each Enrollee grievance procedure upon execution of this Agreement and of any modifications in any procedure within a reasonable time after such modifications are made.
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4.4 Obligations. The relationship between Vision Twenty-One and the Provider is not exclusive and Vision Twenty-One shall be under no obligation to refer patients to Provider or require Payers to refer patients to Provider. Any fees paid hereunder shall not be determined in any manner that takes into account the volume or value of any potential referrals between the parties. No amount paid hereunder is intended to be, nor shall it be construed to be, any inducement or payment for referral of patients by Vision Twenty-One to Provider or by Provider to Vision Twenty-One.


5.  BOOKS AND RECORDS.

5.1 Medical Records. Provider hereby agrees, at Provider's cost, to maintain all appropriate medical records or other eye care records on Enrollees receiving Eye Care Services. All medical or other eye care records shall be maintained for at least seven (7) years, in accordance with prudent record-keeping requirements, and shall meet all requirements of laws or of governmental regulatory agencies.

5.2 Availability of Medical Records. Provider further agrees, to the extent consistent with legal and ethical limitations, to make available all relevant medical or other eye care records to any Plan Physician responsible for continuing treatment of an Enrollee, or any other Plan Employee who may be permitted access to such records under the laws of the State of ___________, for the purpose of obtaining copies of the records, such copies to be made at the expense of Vision Twenty-One or the applicable Plan in an amount not exceeding actual copy costs to the Provider, for the purpose of continuing treatment of such Enrollee or for research, litigation defense, quality assurance, utilization review, case management or audit.

5.3 Government Access to Records. Until the expiration of four (4) years after the furnishing of Eye Care Services pursuant to this Agreement, Provider shall make available to the Secretary of the Department of Health and Human Services, or the Comptroller General of the United States, or to any of their duly authorized representatives, this Agreement and books, documents and records of Provider that are necessary to certify the nature and extent of costs incurred with respect to any Eye Care Services furnished for which payments may be made under the Medicare and Medicaid programs. Provider further agrees to notify Vision Twenty-One immediately after receiving a request for access as described herein.

6.  CONFIDENTIALITY; TRADEMARKS AND COPYRIGHTS.

6.1 Non-Disclosure of Confidential Information. Each party (and such party's respective officers, directors, employees, agents, successors and assigns) shall, during the term of this Agreement and at all times following the termination of this Agreement by any means or for any reason whatsoever, with or without cause, hold any and all Confidential Information in the strictest confidence as a fiduciary, and shall not, voluntarily or involuntarily, sell, transfer, publish, disclose, display or otherwise make available to others any portion of the Confidential Information without the express written consent of the other party. Each party shall use its best efforts to protect the Confidential Information consistent with the manner in which it protects its most confidential business information. "Confidential Information" shall mean information of either party that shall be subject to patent, copyright, trademark, trade name or service mark protection, or is described as confidential by such party, or is not otherwise in the public domain and relates to the business and operations of such party, including, without limitation, this Agreement and the exhibits hereto, lists of providers, Plans and Enrollees and information relating thereto, information relating to earnings, volume of business, methods, systems, practices or plans of a party, and all similar information of any kind or nature whatsoever which is known only to persons having a fiduciary or confidential relationship with the party that owns proprietary rights in or to such information.

6.2 Trademarks and Copyrights; Use of Names. Each party acknowledges the other party's sole and exclusive ownership of its respective trade names, commercial symbols, trademarks and service marks, whether presently existing or later established (collectively "Marks"). Neither party shall use the other party's Marks in advertising or promotional materials or otherwise without the owner's prior written consent. All uses of any Mark shall inure exclusively to the benefit of the Mark's owner. Each party reserves the right to terminate any consent previously given for the use of a Mark by providing the other party with written notice of such termination. In no event shall the party's use of the other party's Mark continue after termination of this Agreement. Each party acknowledges that any use of the other party's mark without the consent of such other party would cause the owner of such Mark irreparable injury, entitling it to obtain injunctive relief and such other remedies from the infringer as may be appropriate. Each party hereby grants the other party the right to use its name, address and telephone number in connection with the other party's obligations hereunder. Provider hereby authorizes Vision Twenty-One and its Plans to use Provider's name, and the names of its Eye Care Providers, for promotional and advertising purposes.
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7.  THIRD PARTY REIMBURSEMENT.

7.1 Coordination of Benefits. Provider hereby agrees to comply with all reasonable record keeping and billing requirements necessary for Vision Twenty-One and the applicable Plan to coordinate all benefits available to Enrollees and to secure any available third-party reimbursements, including any reimbursement from private insurers, Medicare or Medicaid.

7.2 No Billing of Third Parties. Provider hereby agrees that it will not bill or charge any party, other than Vision Twenty-One or an Enrollee, in accordance with the applicable provisions of Section 3 of this Agreement, for any authorized Eye Care Services rendered to an Enrollee.

8.  TERM AND TERMINATION.

8.1 Initial Term; Renewal Terms. Subject to the provisions on termination as hereinafter provided, the initial term of this Agreement (the "Initial Term") shall begin on the Effective Date of this Agreement and shall terminate on December 31, 1995. Upon the lapse of the Initial Term, this Agreement shall be renewed automatically for successive one (1) year terms (each such subsequent one-year term being referred to as a "Renewal Term"), unless either party shall give the other at least ninety (90) days prior written notice of termination, with or without cause, such termination to be effective upon lapse of the current Initial Term or Renewal Term.

8.2  Termination.

8.2.1 Either party may terminate this Agreement upon: (a) the material breach of this Agreement not remedied within thirty (30) days after written notice of such breach from the other party. (b) Immediately if the Provider fails to maintain all licenses required under ________________ law, fails to maintain medical staff privileges as required herein, fails to maintain insurance as required herein, or is no longer able to perform Eye Care Services pursuant to this Agreement, or in the opinion of Vision Twenty-One takes any action or fails to take action which jeopardizes the health, safety or well-being of any patient.

8.3 Procedure Upon Termination. In the event of termination for any reason, all rights and obligations hereunder shall cease, except: (a) those provided in this
Section 8 and (b) those which shall have theretofore accrued as a result of the operation of this Agreement.

8.3. 1In the event of termination, Vision Twenty-One shall remain liable for payment to Provider pursuant to the terms of this Agreement for authorized Eye Care Services furnished to Enrollees prior to such termination.

8.3.2 If this Agreement is terminated pursuant to the provisions of paragraphs
8.1 or 8.2 above, Provider agrees that, if requested by Vision Twenty-One, it will continue to provide Eye Care Services under this Agreement to Enrollees then receiving treatment from Provider, upon the same terms and conditions, including compensation, as were in effect immediately preceding the termination until the services are no longer necessary for the health and safety of that Enrollee. This provision shall no longer apply to an Enrollee upon: (a) Provider's receipt of notice from Vision Twenty-One of the transfer of the Enrollee to another eye care professional or the arrangement by the applicable Plan of an alternative source of Eye Care Services, or (b) the expiration of the applicable Enrollee Contract under which the Enrollee is enrolled. As of the date twelve (12) months after termination of this Agreement, this provision shall no longer apply to any Enrollee; provided, however, that Eye Care Services shall be continued for those Enrollees who are hospitalized on the effective date of termination.

8.3.3 The provisions of this Agreement which require the performance of obligations by either party after the termination of this Agreement shall survive such termination.

9.  GENERAL PROVISIONS.

9.1 Entire Agreement; Amendment. Except as may be specified otherwise herein, this Agreement and its exhibits contain the entire agreement of the parties. It may not be changed orally, but only by an agreement in writing signed by both parties. In addition, if Vision Twenty-One's contract with any Plan so provides, any amendment of a material part of this Agreement shall not become effective until written approval of such Plan is received.
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9.2 Waiver of Breach. The waiver by either party of a breach of any condition of this Agreement by the other party shall not be construed as a waiver of any subsequent breach by such party.

9.3 Governing Law. This Agreement shall be interpreted under and construed in accordance with the laws of the State of _______. Notwithstanding the foregoing, this Agreement shall be subject to all rules and regulations promulgated at any time by any state or federal regulatory agency or authority having supervisory authority over applicable health care providers, and this Agreement shall be deemed to be amended from time to time to conform therewith. If any provision of this Agreement is inconsistent with any rule and regulation in effect from time to time as promulgated by a state or federal regulatory agency or authority having supervisory authority over health care providers, then the rule or supervisory authority over health care providers, then Vision Twenty-One shall provide notice thereof to Provider, and Provider shall have the option to terminate this Agreement upon thirty (30) days prior written notice to Vision Twenty-One.

9.4 Assignability: Because if its character as a personal service agreement, neither this Agreement nor any right or interest hereunder shall be assignable by a Provider, but shall inure to the benefit of and be binding upon his, her or its legal representatives and successors. The rights of Vision Twenty-One hereunder may be assigned.

9.5 Notice. Any notice required or permitted to be given under this Agreement shall be deemed given upon receipt and shall be sufficient if in writing and if sent by certified or registered mail, return receipt requested, to the parties at the following addresses:

                            To Vision Twenty-One at:
                              7209 Bryan Dairy Road
                              Largo, Florida 34647
                                 Attn: President




                To Provider at:    _________________________________

                                   ______________________, _________

                                   Attn:  President


or at such other address as either party may from time to time specify in writing.

9.6 Relationship Between the Parties. Provider is retained by Vision Twenty-One only for the purpose of and to the extent set forth in this Agreement, and its relationship with Vision Twenty-One during the term of this Agreement shall be that of an independent contractor. Provider shall have the full power and authority to select the means, manner and method of performing its services hereunder, subject to the QA/UR Program, peer review and grievance procedures of Vision Twenty-One, and it shall not be considered as being employed by Vision Twenty-One or as having any other relationship with Vision Twenty-One by reason of the provisions of this Agreement.

9.7 Compliance with Other Agreements. Each party represents and warrants to the other that the execution and performance of the obligations imposed on it by this Agreement will not conflict with, result in the breach of any provision of or the termination of, or constitute a default under any agreement to which it is a party or by which it is or may be bound.

9.8 Severability. If any portions of this Agreement shall, for any reason, be deemed invalid or unenforceable, such portions shall be ineffective only to the extent of such invalidity or unenforceability and the remaining portion or portions shall nevertheless be valid, enforceable and of full force and effect.

9.9 Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute a single instrument.

9.10 No Conflict. The execution and delivery of this Agreement in compliance with the provisions hereof by each party is hereby represented by each party to not be in any material respect in conflict with or a default on the part of such party with respect to any other agreement, arrangement, applicable law, regulation or court order as to which each such party is subject.

9.11 Arbitration. If a dispute arises out of this Agreement, or in any other manner between the parties, which the parties cannot resolved by negotiation or voluntary mediation, then the dispute shall be settled by arbitration. Unless otherwise provided in this Agreement, the arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association then in effect. Such arbitration may be initiated by any party by making a written demand for arbitration on the other party. The demand shall contain a statement setting forth the nature of the dispute, the amount of damages involved, if any, and the remedy sought.

Within ten (10) business days of that demand, Vision Twenty-One and Provider will appoint a mutually agreed upon arbitrator. If the parties are unable to agree upon an arbitrator, arbitrator(s) shall be selected in the manner provided for by the American Arbitration Association. The arbitrator will hold a hearing and decide the matter within thirty (30) days after his or her appointment.

Arbitration proceedings shall take place in Clearwater, Florida. The results of the arbitration will be final and binding on both parties. Judgment upon an award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any counterclaim, cross-claim or third-party claim for indemnity or contribution between Provider and Vision Twenty-One in any Enrollee's action against Provider or Vision Twenty-One is expressly excluded from this arbitration clause, unless Enrollee's entire action is judicially required to be submitted to arbitration.

If either party brings an arbitration (or equitable action, as permitted under this Section of the Agreement) regarding any dispute arising out of this Agreement, the non-prevailing party shall pay all reasonable attorneys' fees incurred by the prevailing party in connection with such arbitration or action. Costs of any arbitration, including any fees of the arbitrator, shall be shared by the parties.

9.12 Agreement Participation. In that each party has participated in the decision to enter the terms of this Agreement, the terms of this Agreement shall not be construed against Vision Twenty-One.


IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.

WITNESSES:

VISION TWENTY-ONE MANAGED EYE CARE INC.

                                By:
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President



                                              P.A.
---------------------------------------------
Provider


                                By:                               President
---------------------------        -------------------------------